UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2006

_________________

PEGASUS COMMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-32383	23-3070336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Pegasus Communications Management Company 225 City Line Avenue Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:      (610) 934-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On December 11, 2006, the Registrant’s Board of Directors decided to withdraw the listing of its Class A common stock from NYSE Arca, Inc., formerly the Pacific Exchange, effective with the opening of trading on January 2, 2007. On that same date, the Registrant sent notice to NYSE Arca that it would be voluntarily delisting and issued a press release announcing its decision.

     The Registrant is seeking stockholder approval at its next annual meeting for a one for 100 reverse stock split for the purpose of ending its status as an SEC reporting company to avoid the significant costs associated with being a publicly reporting registrant. The Board of Directors has established Friday, December 29, 2006 as the date for the annual meeting for stockholders of record as of November 15, 2006. In anticipation of receiving stockholder approval to effect the reverse stock split and in order to avoid the incurrence of NYSE Arca's listing fees for 2007, the Registrant is voluntarily withdrawing the listing of its Class A common stock from NYSE Arca effective with the opening of trading on January 2, 2007. Assuming that stockholder approval is obtained for the reverse stock split at the Registrant's annual meeting, the Registrant would anticipate filing an amendment to its certificate of incorporation to effect the reverse stock split shortly thereafter. If the Registrant did not voluntarily delist from NYSE Arca, the Registrant would not be eligible for listing on NYSE Arca after it ceases reporting to the SEC and NYSE Arca would suspend trading in the Registrant's Class A common stock. The Registrant expects that once it has delisted from NYSE Arca that its Class A common stock will trade on the Pink Sheets under the trading symbol "XAN."

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEGASUS COMMUNICATIONS CORPORATION

By	/s/ Scott A. Blank
Scott A. Blank, Senior Vice President

Date: December 14, 2006